DECHERT PRICE & RHOADS
                          	4000 Bell Atlantic Tower
                             	1717 Arch Street
                          	Philadelphia, PA  19103



                                                           	November 29, 1996




HLM Global Equity Limited	                       	Harding, Loevner Funds, Inc.
Partnership			                                  		600 Fifth Avenue, 26th Floor
50 Division Street, Suite 401	                   	New York, New York  10020
Somerville, New Jersey  08876



Ladies and Gentleman:

   		You have requested our opinion concerning certain federal income tax matters in connection with the contemplated transfer of assets by HLM
Global Equity Limited Partnership ("Transferor") to Global Equity Portfolio ("Fund"), a separate series of Harding, Loevner Funds, Inc. ("HLF"), solely in exchange for Shares of common stock ("Shares") of Fund.

   		HLF will be an open-end management investment company organized as a Maryland corporation. HLF will be registered under the Investment Company
Act of 1940 (the "1940 Act") and will file a registration statement under the Securities Act of 1933. The Shares of common stock of HLF will be divided into separate series, each based on a particular portfolio of securities.
Fund will be one such newly formed series of HLF, which is treated as a separate corporation for federal income tax purposes pursuant to Section
851(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and which intends to qualify annually as a regulated investment company under Subchapter M (Sections 851 et seq.) of the Code.

   		Harding, Loevner Management, L.P. will serve as the investment adviser to Fund. AMT Capital Services, Inc. will serve as the principal underwriter of Fund's Shares.

   		Transferor is a New Jersey limited partnership, the business of which is to invest and reinvest its assets in securities and related investments. Harding, Loevner Management, L.P., a New Jersey limited partnership, is the general partner of Transferor.


   		For the business purposes of increasing liquidity and flexibility through daily rather than monthly purchases and redemptions, simplifying tax reporting and investor accounting, and obtaining economies of scale as a result of a larger asset base, the following transaction will occur on approximately the same date. Transferor will transfer all or nearly all of its assets to Fund solely in exchange for Shares of Fund (the "Transfer").
The transferred assets may consist of stock, securities, cash and positions in derivative instruments (for example, options, futures and forward contracts), all of which are held in relation to Transferor's business as an investment limited partnership. Transferor will then distribute the Fund Shares received in the exchange to its partners in complete liquidation of Transferor.

   		Commencing with the date of the Transfer, Fund expects to offer additional Shares for cash to the public, consistent with Fund's business as an open-end investment company. Fund intends to sell additional Shares to the public on an ongoing basis at a price equal to the net asset value per Share.
 Fund has not and will not enter into any binding agreements for the sale of its Shares prior to the Transfer and will not be able to anticipate and does not and will not know the number of Shares, if any, that may be sold subsequent to the Transfer.

   		You have represented that the following facts to be true:

    	(a)	No stock or securities will be issued for services rendered to or for the benefit of Fund in connection with the proposed transaction, and no stock or securities will be issued for indebtedness of Fund.

    	(b)	None of the stock to be transferred by Transferor to Fund will be
         "section 306 stock" within the meaning of Section 306(c) of the Code.

    	(c)	The transfer of assets by Transferor to Fund is not the result of the solicitation by a promoter, broker or investment house.

    	(d)	Transferor will not retain any rights in the property being
         transferred to Fund.

    	(e)	The adjusted basis and the fair market value of the assets to be transferred by Transferor to Fund will, in each instance, equal or exceed the sum of the liabilities to be assumed by Fund plus any liabilities to which the transferred assets are subject.

    	(f)	The liabilities of Transferor to be assumed by Fund were incurred in the ordinary course of business and are associated with the assets to be transferred.

    	(g)	There is no indebtedness between Fund and Transferor and there will be no indebtedness created in favor of Transferor as a result of the transaction.

    	(h)	The Transfer and exchanges will occur under a plan agreed upon before the transaction in which the rights of the parties are defined.

    	(i)	There is no plan or intention on the part of Fund to redeem or otherwise reacquire any Shares or indebtedness to be issued in the proposed transaction, other than in the normal course of Fund's business as an open-end investment company under the 1940 Act.

    	(j)	Taking into account any issuance of additional Shares of Fund, any issuance of Shares for services, the exercise of any Fund stock rights, warrants or subscriptions, a public offering of Fund
         Shares, and the sale, exchange, transfer by gift or other disposition of any Shares of Fund to be received in the exchange, Transferor will be in "control" of Fund within the meaning of Code
         Section 368(c) immediately after the transaction.

    	(k)	Transferor will receive Shares approximately equal to the fair market value of the property transferred by it to Fund.

    	(l)	Fund will remain in existence and retain and use the property transferred to it for investment purposes.

    	(m)	There is no plan or intention by Fund to dispose of the
         transferred property other than in the normal course of its investment activities and its business as an open-end investment company under the 1940 Act.

    	(n)	Transferor and Fund will each pay their own expenses, if any, incurred in connection with the proposed transaction.

    	(o)	Fund will be an "investment company" within the meaning of Code
         Section 351(e) and section 1.351-1(c)(1)(ii) of the Treasury regulations.

    	(p)	Transferor is not under the jurisdiction of a court in a title 11 or similar case (within the meaning of Code Section 368(a)(3)(A)), and the Shares received in the exchange will not be used to satisfy the indebtedness of Transferor as such a debtor.

    	(q)	Fund will not be a "personal service corporation" within the meaning of Code Section 269A.

    	(r)	Transferor is not registered under the 1940 Act.

    	(s)	Transferor will distribute the Fund Shares received in the
         Transfer to its partners in proportion to their positive capital account balances in complete liquidation of Transferor.

    	(t)	Transferor will transfer a diversified portfolio of assets to
         Fund. For this purpose, a portfolio of assets is diversified if it satisfies Code Section 368(a)(2)(F)(ii), applying the relevant provisions of Code Section 368(a)(2)(F) except that, in applying Code Section 368(a)(2)(F)(iv), Government securities are included in determining total assets, unless the Government securities are acquired to meet Code Section 368(a)(2)(F)(ii).

   		In rendering our opinion, we have examined and relied upon but have not independently verified the accuracy and completeness of the facts, information, covenants and representations contained in the Combined
Prospectus/Proxy Statement of Transferor and HLF dated November 7, 1996 and the Agreement and Plan of Exchange dated November 1, 1996 between HLF and
Transferor and such other documents as we have deemed necessary or appropriate as a basis for our opinion.  In addition, we have relied upon the accuracy of certain representations contained in letters dated November 29, 1996 furnished to us by Transferor and HLF on behalf of Fund.  A copy of these letters is attached.  Where such statements and representations are made to the best knowledge and belief of the person making such statement or representation, we have assumed the facts to be as so stated and represented.  We have also assumed that the Transfer will be consummated in accordance with the Agreement and Plan of Exchange.  Our opinion is conditioned on the initial and continuing accuracy of such facts, information, covenants, representations, statements and assumptions.

    		In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial authorities, and interpretive rulings as we have considered relevant. Statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change in the authorities upon which our opinion is based could affect our conclusions.

    		Based solely upon the foregoing, we are of the opinion that under current law for federal income tax purposes:

   	(1) No gain or loss will be recognized by Transferor upon the transfer by Transferor to Fund of assets solely in exchange for Shares of Fund (Code
Section 351(a)).

   	(2) No gain or loss will be recognized by Fund on its receipt of the assets from Transferor solely in exchange for Shares of Fund (Code Section 1032(a)).

   	(3) Fund's basis in each of the assets transferred to it from Transferor will be equal to the basis in those assets in the hands of Transferor immediately before the Transfer (Code Section 362(a)).

   	(4) Fund's holding period for each of the assets transferred to it from Transferor will include the period for which Transferor held the transferred asset (Code Section 1223(2)).

   	(5) Transferor's basis in the Shares received will be equal to the basis of assets exchanged therefor reduced by the amount of liabilities assumed by Fund or to which the assets transferred are subject (Code Section 358(a) and (b)).

   	(6)	Transferor's holding period in the Shares received will include the holding period of the assets exchanged therefor, provided the assets are held as capital assets by Transferor at the time of the Transfer (Code Section 1223(1)).

    	Except as set forth above, we express no opinion as to the federal, state, local or foreign tax consequences of the Consolidation or of any transactions related thereto. This opinion is solely for your benefit and is not to be used, quoted, circulated or otherwise referred to without our express written permission.

                                            							Very truly yours,
                                            							/s/ Dechert Price & Rhoads